

1Q13 Supplemental Information

HEALTHCARE REIT

1Q13 Supplemental Information

HEALTHCARE REIT

Table of Contents

Portfolio Composition[1]

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties		Investment Balance	% of Total		Committed Balance	Beds / Units / Square Feet		Per Bed / Unit / Square Foot[2]
Seniors housing triple-net	11	319	$	4,902,439	24.1%	$	4,993,247	29,399	$	169,861
Skilled nursing/post-acute	24	249		3,254,377	15.9%		3,284,002	31,948		102,670
Seniors housing operating	11	310		7,696,954	37.7%		7,699,919	34,888		283,997
Hospital	12	30		843,793	4.1%		848,539	1,970		430,730
Medical office	11	218		3,380,882	16.6%		3,470,140	13,842,554		255
Life science	14	7		328,829	1.6%		328,829	1,188,132		584
Total	**13**	**1,133**	**$**	**20,407,054**	**100.0%**	**$**	**20,624,476**			

Portfolio NOI		Current Quarter						Annualized NOI[3]	% of Total
		Total Revenues		Operating Expenses		Net Operating Income			
Seniors housing triple-net	$	103,253	$	-	$	103,253	$	413,012	25.4%
Skilled nursing/post-acute		88,980		-		88,980		355,920	21.8%
Seniors housing operating		379,885		260,089		119,796		479,184	29.4%
Hospital		21,445		277		21,168		84,672	5.2%
Medical office		95,858		29,197		66,661		266,644	16.4%
Life science		11,408		4,032		7,376		29,504	1.8%
Corporate		81		-		81		324	0.0%
Total	**$**	**700,910**	**$**	**293,595**	**$**	**407,315**	**$**	**1,629,260**	**100.0%**

Portfolio Performance[1]

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Facility Revenue Mix: Private Pay	Facility Revenue Mix: Medicaid	Facility Revenue Mix: Medicare
Seniors housing triple-net	89.3%	1.15x	1.33x	89.4%	6.1%	4.5%
Skilled nursing/post-acute	88.4%	1.30x	1.69x	22.7%	49.3%	28.0%
Seniors housing operating	90.6%	n/a	n/a	99.0%	0.7%	0.3%
Hospital	61.8%	2.22x	2.56x	36.7%	12.3%	51.0%
Medical office	94.5%	n/a	n/a	100.0%	0.0%	0.0%
Life science	97.9%	n/a	n/a	100.0%	0.0%	0.0%
Total		**1.31x**	**1.61x**	**81.8%**	**10.5%**	**7.7%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

(3) Annualized NOI calculated as current quarter NOI multiplied by 4.

(4) Data as of March 31, 2013 for seniors housing operating, medical office and life science and December 31, 2012 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

Geographic Concentration[1]

(dollars in thousands)

Balances		Seniors Housing Triple-net		Skilled Nursing / Post-Acute		Seniors Housing Operating		Hospital		Medical Office & Life Science[2]	Total Properties		Investment Balance	% of Total
California	$	30,947	$	-	$	1,653,608	$	308,695	$	197,544	82	$	2,190,794	10.7%
New Jersey		733,519		486,200		229,739		34,402		241,659	72		1,725,519	8.5%
Texas		244,988		123,943		287,371		148,731		717,033	100		1,522,084	7.5%
England		175,294		-		1,319,270		-		-	30		1,494,564	7.3%
Massachusetts		64,268		350,880		531,487		9,270		328,629	59		1,284,514	6.3%
Florida		571,903		58,579		5,420		21,705		387,553	77		1,045,160	5.1%
Pennsylvania		267,917		528,697		79,407		17,278		-	51		893,299	4.4%
Washington		90,793		-		611,381		-		181,368	34		883,542	4.3%
Illinois		291,416		-		390,691		-		34,680	30		716,787	3.5%
Ohio		54,562		172,524		200,372		30,952		70,668	43		529,078	2.6%
Remaining[5]		2,376,834		1,533,554		2,388,228 [3]		272,760		1,550,357	555		8,121,733	39.8%
Total	$	4,902,439	$	3,254,377	$	7,696,954	$	843,793	$	3,709,461	1,133	$	20,407,054	100.0%

NOI		Seniors Housing Triple-net		Skilled Nursing / Post - Acute		Seniors Housing Operating		Hospital		Medical Office & Life Science[2]	Total Properties		Total NOI[1,4]	% of Total
California	$	1,072	$	-	$	27,306	$	8,331	$	4,066	82	$	40,775	10.0%
New Jersey		13,473		11,690		2,872		999		6,196	72		35,230	8.7%
Texas		6,341		3,828		5,324		2,489		12,373	100		30,353	7.5%
Massachusetts		1,769		10,437		9,339		-		7,376	59		28,941	7.1%
Pennsylvania		6,030		14,009		1,270		814		-	51		22,123	5.4%
England		1,468		-		19,411		-		-	30		20,879	5.1%
Florida		8,850		2,245		262		538		8,519	77		20,414	5.0%
Washington		3,102		-		9,818		-		2,702	34		15,622	3.8%
Illinois		6,227		-		4,412		-		598	30		11,237	2.8%
Ohio		1,946		5,653		1,031		882		1,342	43		10,854	2.7%
Remaining[5]		52,768		41,098		38,751 [3]		7,100		30,470	555		170,187	41.9%
Total	$	103,066	$	88,958	$	119,786	$	21,153	$	73,642	1,133	$	406,615	100.0%

Notes:

(1) Includes unconsolidated entities.

(2) Balance and NOI for Massachusetts represent our Life Science portfolio only.

(3) Includes Sunrise loan and related interest income. The loan was acquired upon merger consummation on January 9, 2013.

(4) Represents NOI including discontinued operations for the three months ended March 31, 2013, excluding other income totaling $700,000.

(5) Includes Canada.

Top Ten Customer Descriptions

Sunrise Senior Living, located in McLean, Virginia is a privately held company that operates 296 premium private pay seniors housing communities with over 27,300 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of March 31, 2013, the HCN portfolio consisted of 125 private pay seniors housing facilities with an investment balance of $3.41 billion.

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is the nation's largest skilled nursing care provider with more than 430 skilled nursing centers and assisted living residences in 28 states nationwide. Genesis also supplies rehabilitation therapy to over 1,500 healthcare providers in 45 states. As of March 31, 2013, the HCN portfolio consisted of 175 facilities in 15 states with an investment balance of $2.66 billion.

Merrill Gardens, located in Seattle, WA, is a privately held company that operates 57 private pay seniors housing facilities with over 6,000 units in nine states. The portfolio is concentrated in major metro markets on the west coast. As of March 31, 2013, the HCN portfolio consisted of 48 private pay seniors housing facilities in 8 states with an investment balance of $1.08 billion.

Belmont Village, located in Houston, TX, is a private operator of premium private pay seniors housing facilities that operates 22 facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of March 31, 2013, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $883 million.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 46 private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of March 31, 2013, the HCN portfolio consisted of 36 private pay seniors housing facilities in six states with an investment balance of $836 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 26 premium private pay seniors housing facilities with over 2,400 units in five states with a concentration in infill markets in the Mid-Atlantic. As of March 31, 2013, the HCN portfolio consisted of 26 private pay seniors housing facilities in five states with an investment balance of $728 million.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, Tennessee, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 647 seniors housing facilities in 36 states with the ability to serve approximately 67,100 residents. As of March 31, 2013, the HCN portfolio consisted of 87 seniors housing facilities in 19 states with an investment balance of $636 million.

Senior Lifestyle Corporation, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent, assisted, rehabilitation, skilled, memory and continuing care in metro markets across the United States. The company operates 90 facilities in 20 states. As of March 31, 2013, the HCN portfolio consisted of 24 private pay seniors housing facilities in eight states with an investment balance of $589 million.

Chartwell Retirement Residences (TSE:CSH), is a publically traded company located in Mississauga, Ontario, that operates approximately 227 facilities in North America, and is the largest seniors housing operator in Canada. As of March 31, 2013, the HCN portfolio consisted of 42 private pay seniors housing facilities located across four Canadian Provinces with an investment balance of $487 million.

Senior Living Communities, located in Charlotte, NC, is a privately held company that operates continuing care retirement communities (CCRCs) with a concentration in the southeastern United States. As of March 31, 2013, the HCN portfolio consisted of nine facilities in five states with an investment balance of $438 million.

By Relationship

(dollars in thousands)

	Total Properties		Investment Balance	% of Balances
Sunrise Senior Living	125	$	3,411,408	16.7%
Genesis HealthCare	175		2,652,118	13.0%
Merrill Gardens	48		1,075,791	5.3%
Belmont Village	19		883,126	4.3%
Benchmark Senior Living	36		838,346	4.1%
Brandywine Senior Living	26		727,593	3.6%
Brookdale Senior Living	87		635,730	3.1%
Senior Lifestyle Corporation	24		569,432	2.8%
Chartwell Retirement Residences	42		488,507	2.4%
Senior Living Communities	9		438,098	2.1%
Remaining	542		8,680,907	42.5%
Total	**1,133**	**$**	**20,407,054**	**100.0%**

Same Store Cash NOI Growth[1]

	Properties[2]		1Q12 Same Store Cash NOI		1Q13 Same Store Cash NOI	% Change
Seniors housing triple-net[4]	238	$	67,860	$	69,788	2.8%
Skilled nursing/post-acute[4]	227		72,453		74,600	3.0%
Seniors housing operating[4]	118		52,090		55,030	5.6%
Hospitals[4]	25		18,883		19,288	2.1%
Medical office[5]	145		40,052		41,314	3.2%
Life Science[6]	7		6,554		6,918	5.6%
Total	**760**	**$**	**257,892**	**$**	**266,938**	**3.5%**

Entrance Fee Portfolio

Properties	Average Age		Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
10	9	$	481,315	1,130	84%	889	90%

Notes:

(1) Includes unconsolidated joint ventures and excludes entrance fee portfolio. See page 25 for reconciliation.

(2) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

(3) Represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(4) See page 7.

(5) See page 8.

(6) See page 10.

Portfolio Performance - Same Store Triple–Net [1]

Trailing Twelve EBITDARM Coverage

Seniors Housing Triple-Net (176 properties)


1.80
1.60
1.40
1.20
1.00
1.40x
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12

Skilled Nursing/Post-Acute (92 properties)


2.60
2.20
1.80
1.40
1.00
1.95x
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12

Hospitals (12 properties)


3.60
3.10
2.60
2.10
1.60
2.65x
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12

Basis Points	YoY 4Q12/4Q11	QoQ 4Q12/3Q12
Seniors Housing Triple-Net	3	1
Skilled Nursing/Post-Acute	-38	-10
Hospitals	-8	-1

Notes:

(1) Represents those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period. Excludes entrance fee properties.

Portfolio Composition - Seniors Housing Operating[1]

(dollars in thousands)

Total Performance		1Q12		2Q12		3Q12		4Q12		1Q13
Properties		118		160		165		193		310
Average age (years)		12		14		13		13		11
Beds/Units		13,193		21,380		21,818		25,568		34,888
Investment balance	$	2,982,709	$	3,425,514	$	3,657,103	$	5,375,723	$	7,698,954
Total occupancy		87.3%		87.9%		88.9%		90.3%		88.7%
Total revenues	$	158,174	$	180,439	$	197,525	$	228,655 [2]	$	379,885 [2]
Operating expenses	$	107,243	$	120,273	$	133,254	$	149,370	$	260,089
NOI	$	50,931	$	60,166	$	64,271	$	79,285	$	119,796
Total cap-ex/TI/LC	$	5,058	$	4,238	$	5,548	$	8,897	$	8,899

Same Store Cash NOI Performance[3]		1Q12		1Q13
Properties		118		118
Total revenues	$	164,445	$	173,029
Operating expenses	$	112,355	$	117,999
NOI	$	52,090	$	55,030
Year-over-year growth rate				5.6%

Secured Debt[4]		Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$	2,012,209	5.0%	6.0

Quality Indicators[5]		US Benchmark[6]		1Q13
% Located East & West Coast + Top 31 MSA[7]				91.5%
Revenue/Occupied Room/Month (REVPOR)[8]	$	3,954	$	5,625
Average Housing Value[9]		233,855		370,698

Operator Concentration		Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$	3,411,408	125	9,695	88.2%
Merrill Gardens		1,075,791	48	5,822	80.0%
Belmont Village		883,126	19	2,615	95.0%
Benchmark Senior Living		832,843	34	3,005	95.0%
Chartwell Retirement Residences		498,507	42	8,173	54.0%
Senior Star Living		422,894	10	1,977	90.0%
Brookdale Senior Living		329,592	13	1,797	80.0%
Silverado Senior Living		254,793	19	1,802	95.0%
Total	**$**	**7,698,954**	**310**	**34,888**	**86.4%**

Notes:

(1) Dollars represent 100% of partnerships except unconsolidated joint ventures which are reflected at HCN's ownership percentage.

(2) Includes interest income of $6,208,000 and $757,000 related to Sunrise Loan in 4Q12 and 1Q13, respectively.

(3) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 1Q12 include the performance of some properties that were not owned or operated by HCN.

(4) Includes both consolidated and unconsolidated secured debt.

(5) U.S. properties only.

(6) Source: ASHA (American Seniors Housing Association).

(7) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(8) See page 25 for reconciliation.

(9) HCN average housing values based on a five mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet		Investment Balance		Total Revenues		Operating Expenses		NOI	Age	Occupancy
Health system-affiliated	166	11,694,429		2,997,359	$	85,489	$	26,327	$	59,162	11	95.0%
Unaffiliated	23	925,502		239,184		6,334		2,437		3,897	15	88.3%
Subtotal	**189**	**12,619,931**		**3,236,543**		**91,823**		**28,764**		**63,059**	**11**	**94.5%**
Equity investment(1)	6	405,414		43,400		1,186		289		897		
Discontinued operations	7	92,581		2,539		1,725		144		1,581		
Development	8	528,122		21,207		-		-		-		
Loans	3	196,506		44,508		1,124		-		1,124		
Land	5	-		32,665		-		-		-		
Total	**218**	**13,842,554**	**$**	**3,380,862**	**$**	**95,858**	**$**	**29,197**	**$**	**66,661**		

Portfolio Performance - Medical Office Buildings(2)

Total Performance		1Q12		2Q12		3Q12		4Q12		1Q13
Properties		163		171		175		188		189
Square feet		10,385,844		11,219,567		11,450,409		12,479,368		12,619,931
Investment balance	$	2,708,289	$	2,907,337	$	2,951,758	$	3,209,606	$	3,236,543
Occupancy		93.2%		93.8%		94.2%		94.4%		94.5%
Total revenue	$	69,354	$	75,238	$	80,455	$	84,354	$	91,823
Operating expenses	$	21,479	$	24,419	$	25,570	$	26,637	$	28,764
NOI from continuing operations	$	47,875	$	50,819	$	54,885	$	57,717	$	63,059
Total cap-ex/TI/LC	$	3,529	$	6,409	$	3,797	$	7,700	$	3,382
Revenues per square foot(3)	$	26.71	$	26.82	$	28.11	$	27.04	$	29.10
NOI per square foot(3)	$	18.44	$	18.12	$	19.17	$	18.50	$	19.99
Retained (square feet)(4)		613,980		615,940		584,549		689,243		655,783
Expired (square feet)(4)		751,281		782,235		715,279		845,513		822,678
Retention rate(4)		81.7%		78.7%		81.7%		81.5%		79.7%

Same Store Cash Performance		1Q12		2Q12		3Q12		4Q12		1Q13
Properties		145		145		145		145		145
Square feet		8,953,358		8,953,358		8,953,358		8,953,358		8,953,358
Investment balance	$	2,218,066	$	2,205,772	$	2,190,787	$	2,177,758	$	2,156,357
Occupancy		93.4%		93.7%		94.2%		94.1%		94.2%
Cash revenue	$	57,896	$	58,315	$	59,313	$	59,513	$	59,876
Operating expenses	$	17,844	$	18,267	$	18,634	$	18,573	$	18,562
Cash NOI	$	40,052	$	40,048	$	40,679	$	40,940	$	41,314
Year-over-year growth rate										3.2%

Remaining Lease Expirations	2013	2014	2015	2016	2017
Square feet	442,551	640,433	678,341	773,973	1,114,383
% of total portfolio	3.5%	5.1%	5.4%	6.1%	8.8%

Notes:

(1) Dollar amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments and discontinued operations.

(3) Annualized.

(4) Amounts represent trailing twelve months from the indicated quarter end.

Portfolio Concentration - Medical Office Buildings

(dollars in thousands, except per square foot)

By Tenant[1]

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	11.4%
Virtua	541,431	4.3%
Kelsey-Seybold	384,848	3.0%
Texas Health Resources	350,356	2.8%
Northside Hospital	273,022	2.2%
Remaining Portfolio	9,628,686	76.3%
Total	**12,619,931**	**100.0%**

By State

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot[2]
Texas	40	2,588,589	18.7%	$ 731,441	$ 283
Florida	34	1,464,127	10.6%	387,553	265
Wisconsin	18	1,441,588	10.4%	278,057	193
New Jersey	7	880,581	6.4%	241,659	274
California	10	687,130	5.0%	197,544	287
Georgia	11	900,531	6.5%	187,924	209
Washington	6	498,468	3.6%	181,368	364
Minnesota	6	441,623	3.2%	126,867	287
Missouri	5	397,700	2.9%	124,950	314
Indiana	5	419,989	3.0%	116,085	276
Remaining Portfolio	76	4,124,268	29.7%	896,692	227
Total	**218**	**13,842,554**	**100.0%**	**$ 3,470,140**	**$ 255**

Notes:

(1) Excludes equity investments, development and loan properties.

(2) Includes pro rata amounts related to investments in unconsolidated joint ventures.

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts reflected at HCN's 49% ownership interest)

Total Life Science Performance		1Q12		2Q12		3Q12		4Q12		1Q13
Properties		7		7		7		7		7
Average age (years)		13		14		14		14		14
Square feet		1,188,132		1,188,132		1,188,132		1,188,132		1,188,132
Investment balance	$	336,239	$	333,853	$	333,212	$	331,869	$	328,629
Occupancy		100.0%		97.8%		97.8%		97.9%		97.9%
Total revenues	$	11,023	$	10,753	$	10,918	$	11,059	$	11,408
Operating expenses	$	3,598	$	3,250	$	3,356	$	3,462	$	4,032
NOI[1]	$	7,425	$	7,503	$	7,562	$	7,597	$	7,376
Total cap-ex/TI/LC	$	918	$	148	$	1,372	$	793	$	515

Same Store Cash NOI Performance		1Q12		1Q13
Properties		7		7
Total revenues	$	10,136	$	10,934
Operating expenses	$	3,582	$	4,016
NOI	$	6,554	$	6,918
Year-over-year growth rate				5.6%

Secured Debt[2]		Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$	161,067	5.2%	3.3

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Vertex	145,275	12.2%
Brigham and Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	126,509	10.6%
Novartis	70,475	5.9%
Genzyme	56,853	4.8%
Remaining portfolio	34,990	3.1%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $474,000 and non-cash expense of $16,000 for the three months ended March 31, 2013.

(2) Non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet		CIP Balance at 12/31/12		2013 YTD Funding		2013 YTD Conversions		CIP Balance at 3/31/13
Development Properties										
Seniors housing triple-net	9	700	$	36,452	$	11,748	$	(9,287)	$	38,913
Skilled nursing/post-acute	5	610		70,964		8,641		(58,030)		21,575
Medical office	9	648,955		46,604		35,139		(60,536)		21,207
Sub-total	**23**		**$**	**154,020**	**$**	**55,528**	**$**	**(127,853)**	**$**	**81,695**
Expansion Projects										
Seniors housing triple-net	11	158	$	8,639	$	3,228	$	(7,631)	$	4,236
Senior housing operating	1	13		-		235		-		235
Hospital	1	16		325		329		-		654
Total	**36**		**$**	**162,984**	**$**	**59,320**	**$**	**(135,484)**	**$**	**86,820**

Development Funding Projections[1]

Development Properties	Projects	Beds / Units / Square Feet	Projected Yields[2]		Projected Future Funding: 2013 Funding		Projected Future Funding: 2014 Funding		Unfunded Commitments		Committed Balances
Seniors housing triple-net	8	655	8.5%	$	63,427	$	7,835	$	71,262	$	110,175
Skilled nursing/post-acute	2	234	9.6%		24,118		5,507		29,625		51,200
Medical office	8	528,122	7.8%		84,699		4,579		89,278		110,485
Total	**18**		**8.4%**	**$**	**172,244**	**$**	**17,921**	**$**	**190,165**	**$**	**271,860**

Development Project Conversion Estimates[1]

Quarterly Conversions

		Amount	Projected Yields[2]
1Q13 actual	$	127,853	8.7%
2Q13 estimate		9,790	7.5%
3Q13 estimate		76,705	7.6%
4Q13 estimate		33,195	8.2%
1Q14 estimate		128,345	8.6%
2Q14 estimate		23,825	8.5%
3Q14 estimate		-	0.0%
4Q14 estimate		-	0.0%
Total	**$**	**399,713**	**8.5%**

Annual Conversions

		Amount	Projected Yields[2]
2013 estimate	$	247,543	8.3%
2014 estimate		152,170	8.6%
2015 estimate		-	0.0%
2016 estimate		-	0.0%
2017 + estimate		-	0.0%
Total	**$**	**399,713**	**8.5%**

Notes:

(1) Excludes expansion projects.

(2) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

Development Projects Summary[1]

(dollars in thousands)

Seniors Housing Triple-Net

Facility	Total	Unit Mix: Ind. Living	Unit Mix: Assist. Living	Unit Mix: Dem. Care	Unit Mix: Skilled Nursing	Commitment Amount	Balance at 3/31/13	Estimated Conversion
Voorhees, NJ	102	-	75	27	-	$ 28,500	$ 18,922	3Q13
Coppell, TX	74	-	51	23	-	10,050	2,721	4Q13
Brookfield, WI	90	-	-	90	-	14,400	4,845	4Q13
Rockwall, TX	74	-	51	23	-	10,350	1,880	1Q14
Naperville, IL	90	-	-	90	-	14,400	5,101	1Q14
The Villages, FL	45	-	-	45	-	8,650	981	1Q14
Burleson, TX	106	-	82	24	-	13,200	2,348	2Q14
Grapevine, TX	74	-	51	23	-	10,625	2,035	2Q14
Subtotal	**655**	**-**	**310**	**345**	**-**	**$ 110,175**	**$ 38,913**	

Skilled Nursing/Post-Acute

Facility	Total	Unit Mix: Ind. Living	Unit Mix: Assist. Living	Unit Mix: Dem. Care	Unit Mix: Skilled Nursing	Commitment Amount	Balance at 3/31/13	Estimated Conversion
Moorestown, NJ	124	-	-	-	124	31,500	14,759	1Q14
Gambrills, MD	110	-	-	-	110	19,700	6,816	1Q14
Subtotal	**234**	**-**	**-**	**-**	**234**	**$ 51,200**	**$ 21,575**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased%	Health System Affiliation	Commitment Amount	Balance at 3/31/13	Estimated Conversion
Pasadena, TX	36,475	100%	Yes	$ 9,790	$ 4,854	2Q13
Highland, IL	55,332	70%	Yes	9,028	4,746	3Q13
Pearland, TX	54,713	100%	Yes	13,115	3,643	3Q13
Cincinnati, OH	93,620	91%	Yes	15,581	3,695	3Q13
Pendleton, OR	50,839	95%	Yes	10,482	1,651	3Q13
Moline, IL	46,654	71%	Yes	8,744	1,119	4Q13
Coon Rapids, MN	115,363	70%	Yes	27,282	757	1Q14
Lenexa, KS	75,126	93%	Yes	16,463	742	1Q14
Subtotal	**528,122**	**85%**		**$ 110,485**	**$ 21,207**	
Total Development Projects				**$ 271,860**	**$ 81,695**	

Notes:

(1) Excludes expansion projects.

Unstabilized Properties [1]

(dollars in thousands)

	12/31/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	3/31/13 Properties
Seniors housing triple-net	35	(1)	1	1	36
Skilled nursing/post-acute	3	-	3	-	6
Hospital	1	-	-	-	1
Total	**39**	**(1)**	**4**	**1**	**43**

	3/31/13 Properties	Beds / Units		Investment Balance	% of Total Investment
Seniors housing triple-net	36	4,557	$	896,965	4.4%
Skilled nursing/post-acute	6	622		81,067	0.4%
Hospital	1	106		201,553	1.0%
Total	**43**	**5,285**	**$**	**1,179,585**	**5.8%**

Occupancy

	12/31/12 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	3/31/13 Properties
0% - 50%	13	-	4	-	(3)	14
50% - 70%	10	-	-	-	(1)	9
70% +	16	(1)	-	1	4	20
Total	**39**	**(1)**	**4**	**1**	**-**	**43**

	3/31/13 Properties	Months in Operation		Revenues	% of Total Revenues[2]		Investment Balance	% of Total Investment
0% - 50%	14	10	$	21,393	0.8%	$	271,956	1.3%
50% - 70%	9	19		18,007	0.6%		177,286	0.9%
70% +	20	18		47,899	1.7%		730,343	3.6%
Total	**43**	**15**	**$**	**87,299**	**3.1%**	**$**	**1,179,585**	**5.8%**

Notes:

(1) Includes entrance fee properties.

(2) Includes revenues annualized from amounts presented on page 2.

Relationship Investment History

(dollars in millions)


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
1Q12
2Q12
3Q12
4Q12
1Q13
Existing relationships
New relationships

Gross Investments

	2010	2011	1Q12	2Q12	3Q12	4Q12	1Q13	Quarterly Average
Existing	$ 1,542	$ 1,895	$ 647	$ 602	$ 577	$ 1,917	$ 2,621	$ 754
New	1,609	4,091	106	547	409	126	-	530
Total	$ 3,151	$ 5,986	$ 753	$ 1,149	$ 986	$ 2,043	$ 2,621	$ 1,284
% Existing	49%	32%	86%	52%	59%	94%	100%	59%

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

	First Quarter 2013					
	Properties	Beds / Units / Square Feet		Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions						
Seniors housing triple-net	2	151	units	$ 56,636	$ 375,073	7.0%
Seniors housing operating	63	5,236	units	1,680,486	320,948	6.3%
Total acquisitions	**65**			**$ 1,737,122**		**6.3%**
Construction in Progress						
Development projects:						
Seniors housing triple-net	9	700	units	$ 11,748		
Skilled nursing/post-acute	5	610	beds	8,641		
Medical office	9	648,955	sf	35,139		
Total development projects	**23**			**$ 55,528**		
Expansion projects:						
Seniors housing triple-net	11	158	units	3,228		
Seniors housing operating	1	13	units	235		
Hospital	1	16	beds	329		
Total expansion projects	**13**			**$ 3,792**		
Total construction in progress	**36**			**59,320**		
Investments in unconsolidated joint ventures[1]				805,223		5.1%
Capital improvements to existing properties				7,681		8.1%
Loan advances				11,971		9.0%
Gross investments				**$ 2,621,317**		

(1) This amount represents our minority interest investment in 54 Sunrise JV properties. We expect to buy-out the majority interest in 49 of the 54 JV properties by July 2013 for an additional investment of $745.2 million. We expect the aggregate $4.3 billion Sunrise investment to generate an initial unlevered yield of 6.5% before capex.

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures[1]	Yield	Loan Advances	Yield	Construction Conversions	Yield	Dispositions	Yield
Jan	$ 2,385,266[2]	5.8%	$ 7,461	8.2%	$ -	0.0%	$ 74,495	11.3%
Feb	103,979	6.4%	3,364	9.7%	89,586	8.5%	135,784	8.0%
Mar	53,100	8.1%	1,146	12.2%	45,898	8.4%	44,701	9.8%
Total	**$ 2,542,345**	**5.9%**	**$ 11,971**	**9.0%**	**$ 135,484**	**8.5%**	**$ 254,980**	**9.3%**

Disposition Activity

(dollars in thousands)

	First Quarter 2013	
	Amount[1]	% of Total
Dispositions by Property Type		
Seniors housing triple-net	$ 61,630	24.2%
Skilled nursing/post-acute	14,701	5.8%
Medical office	135,784	53.3%
Real property dispositions	**$ 212,115**	**83.2%**
Real estate loans receivable	42,865	16.8%
Total	**$ 254,980**	**100.0%**

Discontinued Operations

	First Quarter	
	2013	2012
Revenues		
Rental income	$ 2,597	$ 23,364
Expenses		
Interest expense	445	4,908
Property operating expenses	334	893
Depreciation and amortization	23	6,515
Income/(loss) from discontinued operations, net	**$ 1,795**	**$ 11,038**

Notes:

(1) Acquisition and disposition amounts presented net of the Sunrise loan that was acquired upon merger consummation on January 9, 2013.
(2) This amount includes $805.2 million, which represents our minority interest investment in 54 Sunrise JV properties. We expect to buy-out the majority interest in 49 of the 54 JV properties by July 2013 for an additional investment of $745.2 million. We expect the aggregate $4.3 billion Sunrise investment to generate an initial unlevered yield of 6.5% before capex.

Net Operating Income Reconciliation[1]

(dollars in thousands)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Total revenues:		
Seniors housing triple-net:		
Seniors housing	$ 99,076	$ 86,225
Skilled nursing/post-acute	87,104	92,413
Sub-total rental income	**186,180**	**178,638**
Interest income	5,844	5,877
Other income	209	847
Total seniors housing triple-net income	**192,233**	**185,362**
Seniors housing operating		
Resident fees and service	379,128	158,174
Interest income	757	-
Seniors housing operating revenues[2]	**379,885**	**158,174**
Medical facilities:		
Rental income[3]		
Medical office[2]	94,339	75,022
Hospital	20,098	20,803
Life science[2]	11,408	11,023
Sub-total rental income	**125,845**	**106,848**
Interest income	2,456	2,264
Other income	410	604
Total medical facilities income	**128,711**	**109,716**
Non-segment/corporate other income	81	235
Total revenues	**700,910**	**453,487**
Property operating expenses:		
Seniors housing operating[2]	260,089	107,243
Medical facilities[2,3]	33,506	26,355
Total property operating expenses	**293,595**	**133,598**
Net operating income:		
Seniors housing triple-net	192,233	185,362
Seniors housing operating	119,796	50,931
Medical facilities	95,205	83,361
Non-segment/corporate	81	235
Net operating income	**$ 407,315**	**$ 319,889**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 24.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 7, 8 and 10 for more information.

(3) The three months ended March 31, 2013 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 103
Skilled nursing/post-acute	769
Medical office	1,725
Total	$ 2,597
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 3,180
Skilled nursing/post-acute	7,607
Hospital	314
Medical office	3,483
Life science[2]	474
Total	$ 15,058
Property operating expenses from discontinued operations:	
Medical office	$ 144
Hospitals	190
Total	$ 334

Adjusted EBITDA Reconciliation[1]

(dollars in thousands)

	Twelve Months Ended March 31, 2013		Three Months Ended March 31, 2013	
Net income	**$**	**309,183**	**$**	**71,799**
Interest expense[2]		400,312		110,734
Income tax expense		8,904		2,783
Depreciation and amortization[2]		593,285		187,122
Stock-based compensation		17,728		10,508
Provision for loan losses		27,008		-
Loss (gain) on extinguishment of debt		(1,083)		(308)
Adjusted EBITDA	**$**	**1,355,337**	**$**	**382,618**

Interest Coverage Ratio[3]

Interest expense[2]	$	400,312	$	110,734
Capitalized interest		8,964		1,608
Non-cash interest expense		(11,196)		(3,494)
Total interest	**$**	**398,080**	**$**	**108,848**
Adjusted EBITDA	$	1,355,337	$	382,618
Adjusted interest coverage ratio		**3.40x**		**3.52x**

Fixed Charge Coverage Ratio[4]

Total interest[2]	$	398,080	$	108,848
Secured debt principal amortization		41,344		11,319
Preferred dividends		66,525		16,602
Total fixed charges	**$**	**505,949**	**$**	**136,767**
Adjusted EBITDA	$	1,355,337	$	382,618
Adjusted fixed charge coverage ratio		**2.68x**		**2.80x**

Net Debt to EBITDA Ratio

Total debt			$	9,853,928
Less: cash and cash equivalents				(269,842)
Net debt			**$**	**9,584,086**
Adjusted EBITDA Annualized				1,530,472
Net debt to adjusted EBITDA ratio				**6.26x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 24

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended

(4) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended

Revenue and Lease Maturity

(dollars in thousands)

Year	Rental Income[1]							
	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2013	769	-	-	9,382	10,151	738	10,889	1.0%
2014	21,097	4,812	-	14,445	40,354	4,854	45,208	4.0%
2015	4,669	-	-	15,119	19,788	2,625	22,413	2.0%
2016	-	-	-	17,196	17,196	6,823	24,019	2.1%
2017	12,432	3,192	2,350	26,930	44,904	3,039	47,943	4.2%
2018	37,194	-	-	16,988	54,182	119	54,301	4.8%
2019	-	-	-	16,332	16,332	149	16,481	1.4%
2020	13,356	1,626	-	17,066	32,048	1,690	33,738	3.0%
2021	12,200	48,634	-	20,906	81,740	908	82,648	7.2%
2022	559	12,258	-	39,678	52,495	847	53,342	4.7%
Thereafter	303,051	274,491	77,861	88,315	743,718	7,239	750,957	65.8%
	$ 405,327	$ 344,983	$ 80,211	$ 282,387	$ 1,112,908	$ 29,031	$ 1,141,939	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable. Excludes interest income related to the Sunrise loan that was acquired upon merger consummation on January 9, 2013.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12 years
Skilled nursing/post-acute	14 years
Hospitals	13 years
Medical office buildings	8 years
Total	11 years

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Lines of Credit[1]	Senior Notes[2,3,4,5]	Secured Debt[2]	Consolidated Debt[6]	% of Total	Joint Ventures[7]	Combined Debt	% of Total
2013	$ 10,000	$ 300,000	$ 100,367	$ 410,367	4.2%	$ 48,080	$ 458,447	4.4%
2014	-	-	278,237	278,237	2.8%	294,706	572,943	5.5%
2015	-	250,000	224,607	474,607	4.9%	82,602	557,209	5.3%
2016	-	945,724	328,865	1,274,589	13.0%	71,850	1,346,439	12.8%
2017	-	450,000	320,537	770,537	7.9%	51,938	822,475	7.8%
2018	700,000	950,000	305,296	1,955,296	20.0%	48,147	2,003,443	19.1%
2019	-	600,000	233,985	833,985	8.5%	83,383	917,368	8.7%
Thereafter	-	3,144,403	633,139	3,777,542	38.8%	30,682	3,808,224	36.4%
Totals	**$ 710,000**	**$ 6,640,127**	**$ 2,425,033**	**$ 9,775,160**	**100.0%**	**$ 711,388**	**$ 10,486,548**	**100.0%**
Weighted Avg Interest Rate[8]	**1.4%**	**4.4%**	**5.2%**	**4.3%**		**4.8%**	**4.4%**	
Weighted Avg Maturity Years[3]	**4.9**	**8.7**	**7.2**	**8.1**		**3.5**	**7.7**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 5,894,403	60.3%	$ 5,894,403	56.2%
Secured debt[9]	2,150,142	22.0%	2,784,064	26.5%
Total fixed	**$ 8,044,545**	**82.3%**	**$ 8,678,467**	**82.7%**
Floating Rate Debt				
Lines of credit	$ 710,000	7.3%	$ 710,000	6.8%
Senior notes	745,724	7.6%	745,724	7.1%
Secured debt[9]	274,891	2.8%	352,357	3.4%
Total floating	**$ 1,730,615**	**17.7%**	**$ 1,808,081**	**17.3%**
Total debt	**$ 9,775,160**	**100.0%**	**$ 10,486,548**	**100.0%**

Notes:

(1) Effective January 8, 2013, the current primary unsecured line of credit has capacity of $2.25 billion with remaining availability of $1.55 billion and matures on March 31, 2017 (with an option to extend for an additional year at our discretion).

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 7.6 years and 7.1 years for senior notes and consolidated debt, respectively, using the puttable dates.

(4) 2016 amounts include a $250.0 million Canadian denominated unsecured term loan (approximately $245.7 million USD at exchange rates on March 31, 2013). The loan matures on July 27, 2015 and includes an option to extend for an additional year at our discretion.

(5) 2018 amounts include a $500.0 million term loan. The loan matures on March 31, 2016 and includes an option to extend for an additional two years at our discretion. The interest on the loan is 1-month LIBOR + 135bps.

(6) Excludes capital lease obligations of $81.5 million, of which $68.2 million mature in November 2013, $8.6 million mature in April 2015, $1.7 million mature in October 2018 and $1.5 million mature in August 2019.

(7) Represents HCN's share of secured debt at unconsolidated joint ventures.

(8) The interest rate on the primary line of credit is 1-month LIBOR + 117.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(9) $11.8 million of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at December 31, 2012. If one treated this as floating rate debt, consolidated debt would be 82.2% fixed and 17.8% floating.

Current Capitalization

(amounts in thousands except per share data)

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	710,000	3.5%
Long-term debt obligations		9,143,928	45.2%
Debt to consolidated book capitalization[1]		**9,853,928**	**48.7%**
Total equity		10,383,147	51.3%
Consolidated book capitalization	**$**	**20,237,075**	**100.0%**
HCN share of unconsolidated joint venture debt		711,388	
Total book capitalization	**$**	**20,948,463**	
Undepreciated Book Capitalization			
Lines of credit	$	710,000	3.2%
Long-term debt obligations		9,143,928	41.6%
Debt to consolidated undepreciated book capitalization		**9,853,928**	**44.8%**
Accumulated depreciation and amortization		1,739,767	8.0%
Total equity		10,383,147	47.2%
Consolidated undepreciated book capitalization	**$**	**21,976,842**	**100.0%**
HCN share of unconsolidated joint venture debt		711,388	
Total undepreciated book capitalization	**$**	**22,688,230**	
Enterprise Value			
Lines of credit	$	710,000	2.4%
Long-term debt obligations		9,143,928	31.7%
Debt to consolidated enterprise value		**9,853,928**	**34.1%**
Common shares outstanding		261,433	
Period end share price		$67.91	
Common equity market capitalization		**17,753,915**	**61.5%**
Noncontrolling interests		236,102	0.8%
Preferred stock		1,022,917	3.6%
Consolidated enterprise value	**$**	**28,866,862**	**100.0%**
HCN share of unconsolidated joint venture debt		711,388	
Total enterprise value	**$**	**29,578,250**	
Secured Debt as % of Total Assets[2]			
Secured debt	**$**	**2,452,495**	**11.8%**
Total assets	$	20,788,972	
Total Debt as % of Total Assets[3]			
Total debt	**$**	**9,853,928**	**47.4%**
Total assets	$	20,788,972	
Unsecured Debt as % of Unencumbered Assets[4]			
Unsecured debt	**$**	**7,320,873**	**43.8%**
Unencumbered assets	$	16,731,431	

Notes:

(1) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

Glossary

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.
New loans – Represents face amount of new loan.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents cash funded to tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company's interest in unconsolidated joint ventures as reflected on the company's balance sheet.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent and assisted living properties structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Excludes entrance fee properties.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period January 1, 2012 to March 31, 2013. Entrance fee communities and any properties acquired, developed, transitioned or classified in discontinued operations during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties. EBITDA stands for earnings before interest, taxes, depreciation and amortization. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA to measure our interest coverage ratio, which represents EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

A covenant in our primary line of credit arrangement and Canadian deonminated term loan contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.50 times. Other than Adjusted EBITDA, the company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with financial covenants in our primary line of credit arrangement and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Non-GAAP Reconciliations

(dollars in thousands, except REVPOR)

	Three Months Ended March 31,	
NOI Reconciliation:	2013	2012
Net operating income[1]	$ 407,315	$ 319,889
Reconciling items:		
Interest expense[2]	(110,734)	(93,722)
Depreciation and amortization[2]	(187,122)	(127,422)
General & administrative expenses	(28,365)	(27,751)
Transaction costs	(65,980)	(5,579)
Gain (loss) on derivatives, net	(2,309)	(555)
Gain (loss) on extinguishment of debt, net	308	-
Income tax benefit (expense)	(2,763)	(1,470)
Non-operating expenses from unconsolidated entities	(22,229)	(6,701)
Gain (loss) on sales of properties, net	82,492	789
Preferred dividends	(19,602)	(19,207)
Loss (income) attributable to noncontrolling interests	(139)	1,058
	(353,443)	(280,582)
Net income (loss) attributable to common stockholders	$ 53,872	$ 39,307
Same Store Cash NOI Reconciliation:		
Net operating income[1]	$ 407,315	$ 319,889
Adjustments:		
Non-cash NOI on same store properties	(9,631)	(11,379)
NOI attributable to non same store properties	(130,748)	(51,777)
Same store cash NOI pre-HCN ownership[3]	-	1,159
Same store cash NOI[4]	$ 266,936	$ 257,892
Year-over-year same store cash NOI growth	3.5%	

REVPOR Reconciliation:	Three Months Ended March 31, 2013
Consolidated resident fees and service revenues	$ 327,324
Unconsolidated resident fees and service revenues attributable to HCN[5]	$ 51,804
HCN resident fees and service revenues[6]	$ 379,128
Unconsolidated resident fees and service revenues attributable to majority partner[7]	$ 48,394
Total resident fees and service revenues	$ 427,522
Less non U.S. resident fees and service revenues[8]	$ (81,641)
Total U.S. resident fees and service revenues	$ 345,881
Average occupied units/month	20,781
REVPOR	$ 5,825

Notes:
(1) See page 17.
(2) Includes amounts related to discontinued operations.
(3) Represents the performance of certain seniors housing operating properties that were not owned or operated by HCN in 1Q12.
(4) See page 5.
(5) Represents HCN's interest in joint venture properties in which HCN is the minority partner.
(6) See page 7.
(7) Represents partner's interest in joint venture properties in which HCN is the minority partner.
(8) Includes 100% of joint venture properties.

Forward-Looking Statements and Risk Factors

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company's portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company's facilities; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company's facilities; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated May 7, 2013 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com